Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of QT Imaging Holdings, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements, which appears in QT Imaging Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ BPM LLP
Irvine, California
March 27, 2026